EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements of Iteris, Inc. and subsidiary and the effectiveness of Iteris, Inc. and subsidiary’s internal control over financial reporting dated June 13, 2017, appearing in the Annual Report on Form 10-K of Iteris, Inc. and subsidiary for the year ended March 31, 2017.

/s/ Deloitte & Touche LLP

Costa Mesa, CA

November 28, 2017